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                                                                EXHIBIT 10.5

                               SERVICES AGREEMENT


         THIS SERVICES AGREEMENT (this "Agreement"), dated as of June 13, 1997, is entered into by and among TNGC Holdings Corporation, a Delaware corporation ("TNGC"), and its subsidiaries listed on the signature pages.

         TNGC currently has, among others, the following direct or indirect subsidiaries: TransAmerican Natural Gas Corporation, a Texas corporation ("TransAmerican"); TransAmerican Energy Corporation, a Delaware corporation ("TEC"); TransAmerican Refining Corporation, a Texas corporation ("TARC"); TransTexas Gas Corporation, a Delaware corporation ("TransTexas"); and TransTexas Drilling Services, Inc., a Delaware corporation ("TTXD"). TTXD is currently a wholly owned subsidiary of TransTexas, which is anticipated to be spun off to the stockholders of TransTexas. TNGC, TransAmerican, and the subsidiaries of TransAmerican, other than TEC and its subsidiaries, TransTexas and its subsidiaries, and, after it is spun off, TTXD and its subsidiaries, are referred to in this Agreement as the "Parent Group." TEC and its subsidiaries, including TARC, are referred to in this Agreement as the "TEC Group." The Parent Group, TEC Group, and, after it is spun off, TTXD and its subsidiaries (the "TTXD Group"), are referred to in this Agreement as the "Services Buyers."

         The Services Buyers wish to retain TransTexas to render the services described in Section 1.1 hereof (the "Services").

         TEC, TARC, TransTexas, and TTXD wish to retain the services of John R. Stanley ("Stanley") as chief executive officer of each company and to compensate TransAmerican for various activities conducted and services provided for their benefit.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                       I
                                    SERVICES

         1.1     Services.        Subject to the terms and provisions set forth
in this Agreement (collectively, the "Services"):

                 (a) TransTexas shall, at TransAmerican's request, provide to the Parent Group, administrative, legal, accounting, including accounts payable, accounts receivable, and purchasing services, treasury, tax, human resources, and employee benefits services (the "Parent Group Services").
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                 (b)      TransTexas shall, at TEC's or TARC's request, provide
         to the TEC Group administrative, legal, accounting, including accounts payable, accounts receivable, and purchasing services, financial and SEC reporting, investor relations, treasury, tax, human resources, and employee benefits services (the "TEC Services").

                 (c) TransTexas shall, at TTXD's request after it is spun off, provide to the TTXD Group administrative, legal, accounting, including accounts payable and accounts receivable services, financial and SEC reporting, investor relations, treasury, tax, and employee benefits services (the "TTXD Services").

         1.2     Personnel Matters.        Without limiting the generality of
Section 1.1 of this Agreement, TransTexas shall provide all labor and administrative, supervisory and other persons necessary to perform the Services; provided that TransTexas shall have the right at its own expense to use independent contractors in performing the Services as it shall deem advisable in its reasonable judgment.

         1.3 Performance of Services. TransTexas shall perform or cause to be performed its duties under this Agreement in a manner consistent in all material respects with then current applicable industry standards. TransTexas shall, in connection with the performance of the Services hereunder, apply for, and use its best efforts to obtain, all permits, licenses, certificates or other administrative or regulatory authorizations as may be required by any governmental authority from time to time as may be necessary or appropriate for TransTexas' performance of its obligations under this Agreement, except for such permits, licenses, certificates or other authorizations as the Services Buyers are specifically required to procure by reason of applicable law.

         1.4     Independent Contractor Status.    TransTexas shall perform the
Services as an independent contractor. The number of employees, the selection and retention of such employees, the hours of labor and the compensation for services to be paid to any and all such employees of TransTexas shall be determined by TransTexas. TransTexas or a supervisor, manager or officer of TransTexas with whom the Services Buyers may consult concerning the Services shall be available to the Services Buyers at all reasonable times. All employees, agents, contractors and subcontractors hired by TransTexas to perform services hereunder shall not be deemed to be the employees, agents, contractors and subcontractors of the Services Buyers, and all salaries and compensation payable to them shall be the exclusive responsibility of TransTexas.

         1.5     Necessary Information.    The Services Buyers shall furnish
TransTexas with all information, programs, know-how, methods or methodology within the Services Buyers' control as may be necessary or appropriate for the performance of the Services by TransTexas.





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                                       II
                                  COMPENSATION

         2.1     Compensation for Services.

                 (a) As compensation for the Services provided by TransTexas pursuant to this Agreement, the Services Buyers shall pay to TransTexas the following amounts (the "Services Fees"), in cash:

                          (i) As compensation for the Parent Group Services performed hereunder, the Parent Group shall pay TransTexas $20,000 per month, subject to an annual adjustment on each anniversary date of this Agreement as calculated by the CPI Formula (defined below).

                          (ii) As compensation for the TEC Services, the TEC Group shall pay TransTexas $300,000 per month, subject to an annual adjustment on each anniversary date of this Agreement as calculated by the CPI Formula.

                          (iii) In connection with a spin-off of TTXD, TransTexas and TTXD shall agree to the Services Fee to be paid to TransTexas by the TTXD Group following the spin-off, which will be approved by the boards of directors of both TransTexas and TTXD.

                 (b)      In addition to the Services Fees provided for in
         Section 3.1(a) above, TransTexas shall be entitled to be reimbursed by each Services Buyer for expense items paid by TransTexas to third parties and directly attributable to Services provided to that Services Buyer ("Reimbursable Expenses").

                 (c) The CPI Formula is equal to (i) the current rate per month multiplied by (ii) the Consumer Price Index (all urban consumers, all items) ("CPI") for April of the adjustment year divided by (iii) CPI for April of the previous year.

                 (d) The members of each of the Parent Group, TEC Group, and TTXD Group may allocate the obligation for payments under this Agreement at their discretion, provided no such allocation shall relieve any member of a group from liability to TransTexas to pay TransTexas for services provided to such member.

                                      III
                           PAYMENTS TO TRANSAMERICAN

         3.1     TransAmerican Actions and Services.        Contemporaneously
with the execution of this Agreement, TransAmerican is agreeing to contribute to the capital of TEC 3.7 million shares of common stock of TransTexas. In addition, TransAmerican is assuming primary responsibility for





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federal income and Texas franchise taxes attributable to the sale by TransTexas of its subsidiary, TransTexas Transmission Corporation, and the costs, if any, of prosecuting and defending the reporting position to be taken with respect to that sale. TransAmerican incurs costs both for its employees and directors and for consultants and other service providers that benefit, directly or indirectly, the TEC Group and TransTexas. TransAmerican expects to continue those activities and benefits. TransAmerican shall, during the term hereof, provide the services of Stanley as chief executive officer of each of TEC, TARC, TransTexas, and TTXD. Stanley shall devote substantially all of his business time to the performance of these services and the responsibilities of these offices and shall allocate time among such offices at his reasonable discretion.

         3.2     Payments to TransAmerican.        In recognition of the acts
of TransAmerican described herein and of the benefits accrued and anticipated to be received as a consequence of those acts and as compensation for the advisory and other services and benefits provided by TransAmerican through Stanley and, from time to time, employees or outside consultants, TEC and its subsidiaries shall pay TransAmerican $2,500,000 in the aggregate per year. TEC, TARC, TransTexas, and TTXD shall allocate this payment obligation on an equitable basis taking into account the benefits and services provided to each.

                                       IV
                                 MISCELLANEOUS

         4.1     Term.    This Agreement shall become effective upon the date
first noted above and shall continue in effect until (i) terminated, with respect to such party's rights and obligations hereunder, by any party hereto upon 30 days written notice to the other parties or (ii) terminated, if an Event of Default (as defined therein) occurs under that certain indenture dated June 13, 1997, between TEC and Firstar Bank of Minnesota, N.A., as trustee, pursuant to which TEC is issuing 11 1/2% Senior Secured Notes due 2002 and 13% Senior Secured Discount Notes due 2002 (the "Indenture"), upon 30 days' notice by the trustee under the Indenture to the parties hereto.

         4.2     Amendments.      This Agreement may be amended by an agreement
in writing signed by each of the parties affected by such amendment.

         4.3 Notice. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when delivered in person or my mail or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the addressee at the address specified below:

         If to any member of the Parent Group:

                 c/o      TransAmerican Natural Gas Corporation
                          1300 North Sam Houston Parkway East
                          Suite 300
                          Houston, Texas 77032





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         If to TransTexas:

                          TransTexas Gas Corporation
                          1300 North Sam Houston Parkway East
                          Suite 310
                          Houston, Texas 77032

         If to any member of the TEC Group:



                 c/o      TransAmerican Energy Corporation
                          1300 North Sam Houston Parkway East
                          Suite 200
                          Houston, Texas 77032

         If to TTXD:

                          TransTexas Drilling Services, Inc.
                          1300 North Sam Houston Parkway East
                          Suite 310
                          Houston, Texas 77032

         or such other address as either party may from time to time designate by like notice.

         4.4     Limitations on Assignment.        No party to this Agreement
shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, nothing herein shall prohibit TransTexas from hiring any subcontractors or agents to provide the Services; provided that such hiring shall not relieve TransTexas of any of its obligations hereunder.

         4.5     Governing Law.   This Agreement shall be governed by the
internal laws of the State of Texas without regard to principles of conflicts of law.

         4.6     Counterparts.    This Agreement may be executed in any number
of counterparts, each of which when so executed shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument.

         4.7     Entire Agreement.         This Agreement constitutes the
entire agreement of the parties with respect to the subject matter hereof.

         4.8     Headings.        The section headings of this Agreement are
only for the purpose of reference and shall not affect the meaning hereof.





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         4.9     Termination of Existing Services Agreement.  Upon execution and delivery of this Agreement, the Services Agreement dated August 24, 1993, as amended, among TransAmerican and certain of its subsidiaries is hereby terminated.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  TNGC HOLDINGS CORPORATION


                                  By:
                                     ------------------------------------------

                                  TRANSAMERICAN NATURAL GAS CORPORATION


                                  By:
                                     ------------------------------------------


                                  TRANSTEXAS GAS CORPORATION


                                  By:
                                     ------------------------------------------


                                  TRANSAMERICAN ENERGY CORPORATION


                                  By:
                                     ------------------------------------------


                                  TRANSAMERICAN REFINING CORPORATION


                                  By:
                                     ------------------------------------------


                                  TRANSTEXAS DRILLING SERVICES, INC.


                                  By:
                                     ------------------------------------------





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